EXHIBIT (p)

                             INTEGRITY MUTUAL FUNDS










                               CODE OF ETHICS


                                    AND


                        STATEMENT ON INSIDER TRADING





















                                CODE OF ETHICS


                           INTEGRITY MUTUAL FUNDS


Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act") requires registered investment companies ("investment companies") and their investment advisers and principal underwriters to adopt written codes of ethics designed to prevent fraudulent trading by those persons covered under the Rule. The Rule also makes it unlawful for certain persons, including any officer or director of an investment company, in connection with the purchase or sale by such person of a security held or to be acquired by an investment company to:

    (1) employ any device, scheme or artifice to defraud the investment company;

    (2) make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

    (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company; or

    (4) engage in any manipulative practice with respect to the investment company.

The Rule also requires that each investment company and its affiliates use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

In addition to the Rule, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer. Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Section 204A provides that every person subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.


Attached to this Code of Ethics ("Code") as Exhibit A is a Statement on Insider Trading. Any investment adviser who acts as such for the Fund and any broker-dealer who acts as the principal underwriter for the Fund must comply with the policy and procedures outlined in the Statement on Insider Trading unless such investment adviser or principal underwriter has adopted a similar policy and procedures with respect to insider trading which are determined by the Fund's Board to comply with ITSFEA's requirements.

This Code is being adopted by the Fund (1) for implementation with respect to covered persons of the Fund and (2) for implementation by any "investment adviser" to the Fund as that term is defined in the Act (each such investment adviser being deemed an "investment adviser" for purposes of this Code) and for any principal underwriter for the Fund unless such investment adviser or principal underwriter has adopted a code of ethics and plan of implementation thereof which is determined by the Fund's Board to comply with the requirements of the Rule and to be sufficient to effectuate the purpose and objectives of the Rule.

STATEMENT OF GENERAL PRINCIPLES

This Code is based on the principle that the officers, directors, and employees of the Fund and the officers, directors, and employees of the Fund's investment adviser owe a fiduciary duty to the shareholders of the Fund and, therefore, the Fund's and investment adviser's personnel must place the shareholders' interests ahead of their own. The Fund's and investment adviser's personnel must also avoid any conduct which could create a potential conflict of interest and must ensure that their personal securities transactions do not in any way interfere with the Fund's portfolio transactions and that they do not take inappropriate advantage of their positions. All persons covered by this Code must adhere to these general principles as well as the Code's specific provisions, procedures, and restrictions.

DEFINITIONS

For purposes of this Code:

"Access Person" means any director, officer, employee, or Advisory Person of the Fund or those persons who have an active part in the management, portfolio selection, or underwriting functions of the Fund, or who, in the course of their normal duties, obtain prior information about the Fund's purchases or sales of securities (i.e. traders and analysts).

"Advisory Person" With respect to an investment adviser, an Advisory Person means any director, officer, general partner, or employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any natural person in a control relationship to the Fund who obtains current information concerning recommendations made with regard to the purchase or sale of a security by the Fund.

"Board" means either the Board of Directors or the Board of Trustees, as the case may be, of the Fund.

"Fund" means any mutual fund or series of any mutual fund in the Integrity Mutual Funds group, whether one or more funds or series of a fund are involved.

"Investment Personnel" means any securities analyst, Portfolio Manager, or a member of an investment committee who is directly involved in the decision making process as to whether or not to purchase or sell a portfolio security and those persons who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions.

"Fund Personnel" means an Access Person, Advisory Person, and/or Investment Personnel.

"Non-Access Fund Personnel" are all other employees of Integrity Mutual Funds not covered under any of the aforementioned classifications of personnel and will only be required to file quarterly and annual reports for personal transactions in reportable securities unless otherwise required by this Code.

"Portfolio Manager" means an employee of an investment adviser entrusted with the direct responsibility and authority to make investment decisions affecting the Fund.

"Beneficial Ownership" is as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This includes:

    (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name, or otherwise, regardless of whether the securities are owned individually or jointly;

    (ii) securities held in the name of a member of his or her immediate family sharing the same household;

    (iii) securities held by a trustee, executor, administrator, custodian, or broker;

    (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

    (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

    (vi) securities recently purchased by a person and awaiting transfer into his or her name.

"Security" has the meaning set forth in Section 2(a) (36) of the Act, except that it does not include shares of registered open-end investment companies, securities issued by the Government of the United States or by Federal agencies which are direct obligations of the United States, bankers' acceptances, bank certificates of deposits, and commercial paper. A future or an option on a future is deemed to be a security subject to this Code.

"Reportable Security" means any personal transaction in a security that must be reported to the Compliance Officer after execution of a trade (see Exhibit E for examples).

"Security Requiring Pre-clearance" means any personal transaction in a reportable security that must be pre-cleared by the Compliance Officer prior to execution of a trade (see Exhibit E for examples).

"Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by an investment adviser and such determination has been communicated to the Fund. With respect to the investment adviser making the recommendation, a security is being considered for purchase or sale when an officer, director, or employee of such investment adviser seriously considers making such a recommendation.

Solely for purposes of this Code, any agent of the Fund charged with arranging the execution of a transaction is subject to the reporting requirements of this Code as to any such security as and from the time the security is identified to such agent as though such agent were an investment adviser hereunder.

Note: An officer or employee of the Fund or an investment adviser whose duties do not include the advisory functions described above, who does not have access to the advisory information contemplated above, and whose assigned place of employment is at a location where no investment advisory services are performed for the Fund is not an "Advisory Person" or an "Access Person" unless actual advance knowledge of a covered transaction is furnished to such person. Such personnel will be considered "Non-Access Fund Personnel" and will be subject to the requirements of this Code as such.

PROHIBITED TRANSACTIONS

Fund personnel shall not engage in any act, practice, or course of conduct which would violate the provisions of the Rule set forth above. No Access Person or Advisory Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his/her actual knowledge, at the time of such purchase or sale (i) is being considered for purchase or sale by the Fund, or (ii) is being purchased or sold by the Fund; except that the prohibitions of this section shall not apply to:


    (1) purchases or sales effected in any account over which the Access Person or Advisory Person has no direct or indirect influence or control;

    (2) purchases or sales which are nonvolitional on the part of either the Access Person, the Advisory Person, or the Fund;

    (3)   purchases which are part of an automatic dividend reinvestment or
    (4) other plan established by Fund Personnel prior to the time the security involved came within the purview of this Code;

    (5) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and purchases or sales that are pre-cleared in writing and approved by the Compliance Officer as (a) clearly not economically related to securities to be purchased or sold or held by the Fund and (b) not representing any danger of the abuses proscribed by Rule 17j-1 of the Act, but only after the prospective purchaser has identified to the Compliance Officer all relevant factors of which he/she is aware of regarding any potential conflict between his/her transaction and securities held or to be held by the Fund.

            PROHIBITED TRANSACTIONS BY INVESTMENT PERSONNEL

No Investment Personnel shall:

    (a)   acquire any securities in an initial public offering; or

    (b) acquire securities in a private placement without prior written approval of the Fund's Compliance Officer or other officer designated by the Board.

In considering a request to invest in a private placement, the Fund's Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and whether the opportunity is being offered to Investment Personnel by virtue of their/his/ her position with the Fund. Should Investment Personnel be authorized to acquire securities through a private placement, they/he/she shall, in addition to reporting the transaction on the quarterly report to the Fund, disclose the interest in that investment to other Investment Personnel participating in that investment decision if and when they/he/she plays a part in the Fund's subsequent consideration of an investment in that issuer. In such a case, the Fund's decision to purchase securities of that issuer will be subject to an independent review by Investment Personnel who have no personal interest in the issuer.

                           BLACKOUT PERIODS

No Access Person or Advisory Person shall execute a securities transaction on a day during which the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, a Portfolio Manager is expressly prohibited from purchasing or selling a security within seven (7) calendar days before or after the Fund that he/she manages trades in that security.

The foregoing prohibition of personal transactions during the seven-day period following the execution of a transaction for the Fund shall not apply with respect to a security when the Portfolio Manager certifies in writing to the Compliance Officer that the Fund's trading program in that security is complete. Each transaction authorized by the Compliance Officer pursuant to this provision shall be reported to the Board by the Compliance Officer at the Board's next regular meeting.

Should Fund Personnel trade within the proscribed period, such trade should be canceled if possible. If it is not possible to cancel the trade, all profits from the trade must be disgorged, and the profits will be paid to a charity selected by the Fund Personnel and approved by the officers of the Fund.

The prohibitions of this section shall not apply to:

    (1) purchases or sales effected in any account over which the Access Person or Advisory Person has no direct or indirect influence or control if the person making the investment decision with respect to such account has no actual knowledge about the Fund's pending "buy" or "sell" order;

    (2) purchases or sales which are nonvolitional on the part of either the Access Person, the Advisory Person, or the Fund;

    (3) purchases which are part of an automatic dividend reinvestment or other plan established by Fund Personnel prior to the time the security involved came within the purview of this Code; and

    (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

    (5) purchases or sales that are pre-cleared in writing by the Compliance Officer as (a) clearly not economically related to securities to be purchased or sold or held by the Fund and (b) not representing any danger of the abuses proscribed by Rule 17j-1 of the Act, but only after the prospective purchaser has identified to the Compliance Officer all relevant factors of which he/she is aware of regarding any potential conflict between his/her transaction and securities held or to be held by the Fund.

                             SHORT-TERM TRADING

No Investment Personnel shall profit from the purchase and sale or sale and purchase of the same (or equivalent) securities which are owned by the Fund or which are of a type suitable for purchase by the Fund within sixty (60) calendar days. Any profits realized on such short-term trades must be disgorged, and the profits will be paid to a charity selected by the Investment Personnel and approved by the officers of the Fund. The Compliance Officer or other officer designated by the Board may permit in writing exemptions to the prohibition of this section on a case-by-case basis when no abuse is involved and the equities of the circumstances support an exemption.

                                  GIFTS

No Investment Personnel shall accept a gift or other thing of more than de minimus value ("gift") from any person or entity that does business with or on behalf of the Fund if such gift is in relation to the business of the employer of the recipient of the gift. In addition, any Investment Personnel who receive an unsolicited gift or a gift of an unclear status under this section shall promptly notify the Compliance Officer and accept the gift only upon written approval of the Compliance Officer.

                           SERVICE AS A DIRECTOR

No Investment Personnel shall serve as a director of a publicly-traded company absent prior written authorization from the Board based upon a determination that such board service would not be inconsistent with the interests of the Fund and its shareholders.

                         COMPLIANCE PROCEDURES

1. All Fund Personnel shall pre-clear their personal securities transactions in securities requiring prior approval before executing an order. A request, must be submitted to the Fund's Compliance Officer, and the Compliance Officer must give his/her authorization prior to Fund Personnel placing a purchase or sell order with a broker. Should the Compliance Officer deny the request, he/she will give a reason for the denial. Approval of a request will remain valid for two (2) business days from the date of the approval.*


* The Board has determined that placement of a limit order constitutes a transaction requiring approval, and the limit order must be placed within two days from the date of approval. Implementation of a limit order in accordance with its approved terms is a ministerial act, which occurs in the future by the terms of the limit order and does not require approval. A change of terms in, or withdrawal of, a standing limit order is an investment decision for which clearance must be obtained.

2. All Fund Personnel and Non-Access Fund Personnel shall instruct their brokers to supply the Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts. These documents will be utilized to monitor and maintain compliance with this Code.

3. Fund Personnel and Non-Access Fund Personnel, other than directors and officers required to report their personal securities transactions to a registered investment adviser pursuant to Rule 204-2(a)(12) or (13) under the Advisers Act, shall submit reports showing all transactions in reportable securities as defined herein in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

4. Each director who is not an "interested person" of the Fund as defined in the Act shall pre-clear and submit reports as required under subparagraph 3 above, but only for transactions in reportable securities where at the time of the transaction the director knew, or in the ordinary course of fulfilling his/her official duties as a director should have know, that during the seven
(7)-day period immediately preceding the date of the transaction by the director such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

5. Every report required to be made under subparagraphs 3 and 4 above shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report shall contain the following information concerning any transaction required to be reported therein:

    (a)   the date of the transaction;

    (b)   the title and number of shares;

    (c)   the principal amount involved;

    (d) the nature of the transaction (i.e. purchase, sale, or other type of acquisition or disposition);

    (e)   the price at which the transaction was effected; and

    (f) the name of the broker, dealer, or bank with or through whom the transaction was effected.

6. The Compliance Officer shall identify all Fund Personnel and Non-Access Fund Personnel who have a duty to make the reports required hereunder, shall inform each such person of such duty, and shall receive and review all reports required hereunder.

7. The Compliance Officer shall promptly report to the Fund's Board (a) any apparent violation of the prohibitions contained in this Code and (b) any reported transactions in a security which was purchased or sold by the Fund within seven (7) days before or after the date of the reported transaction.

8. The Fund's Board or a committee of directors created by the Board for that purpose shall consider reports made to the Board hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

9. This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by Fund Personnel and Non-Access Fund Personnel, each memorandum made by the Compliance Officer hereunder, and a record of any violation hereof and any action taken as a result of such violation shall be maintained by the Fund as required under the Rule.

Upon the commencement of employment of a person who would be deemed to fall within the definition of "Fund Personnel" or "Non-Access Fund Personnel," that person must disclose all personal securities holdings to the Compliance Officer.

All Fund Personnel and Non-Access Fund Personnel must report, on an annual basis, all personal securities holdings.

At least annually, all Fund Personnel and Non-Access Fund Personnel will be required to certify that they (a) have read and understand the Code; (b) recognize that they are subject to the requirements outlined therein; (c) have complied with the requirements of the Code; (d) have disclosed and reported all personal securities transactions involving reportable securities required to be disclosed; and (e) have disclosed all personal securities holdings.

The Fund's Compliance Officer shall prepare an annual report to the Fund's Board. Such report shall (a) include a copy of the Fund's Code; (b) summarize existing procedures concerning personal investing and any changes in the Code's policies or procedures during the past year; (c) identify any violations of the Code; and (d) identify any recommended changes in existing restrictions, policies, or procedures based upon the Fund's experience under the Code, any evolving industry practices, or developments in applicable laws or regulations.

                                                                    Exhibit A


                       STATEMENT ON INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 ( "ITSFEA") requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer or any person associated with the investment adviser and/or broker-dealer.

Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Section 204A provides that every person subject to
Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

Each investment adviser which acts as such for the Fund and each broker-dealer which acts as principal underwriter for the Fund has adopted the following policy, procedures, and supervisory procedures in addition the Fund's Code of Ethics. Throughout this document the investment advisers and principal underwriters collectively are called the "Providers."


                           SECTION 1.  POLICY

The purpose of this Section 1 is to familiarize the officers, directors, and employees of the Providers with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.


Policy Statement:

No person to whom this Statement on Insider Trading applies, including officers, directors, and employees, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by a Provider) while in the possession of material nonpublic information; nor may any officer, director, or employee of a Provider communicate material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director, and employee of a Provider and extends to activities within and outside their duties as a Provider. It covers not only personal transactions of covered persons, but also indirect trading by family, friends, and others or the nonpublic distribution of inside information from you to others.
Every officer, director, and employee must read and retain a copy of this policy statement. Any questions regarding the policy and procedures should be referred to the compliance officer.

The term "insider trading" is not defined in the Federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or the communications of material nonpublic information to others who may then seek to benefit from such information.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

    (a) trading by an insider, while in possession of material nonpublic information, or

    (b) trading by a non-insider, while in the possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it con fidential or was misappropriated; or

    (c)   communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1. Who is an insider? The concept of "insider" is broad. It includes officers, directors, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

2. What is material information? Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

3. What is nonpublic information? Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public. (Depending on the nature of the information and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

4. Reason for liability. (a) Fiduciary duty theory. In 1980 the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. (b) Misappropriation theory. Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person.

5. Penalties for insider trading. Penalties for trading on or communicating material nonpublic information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

    *   civil injunctions
    *   treble damages
    *   disgorgement of profits
    *   jail sentences
    * fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited
    * fines for the employer or other controlling person of up to the greater of $1 million or three times amount of the profit gained or loss avoided

In addition, any violation of this policy statement can be expected to result in serious sanctions by a Provider, including dismissal of the persons involved.


                      SECTION II.  PROCEDURES

The following procedures have been established to aid the officers, directors, and employees of a Provider in avoiding insider trading and to aid in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of a Provider must follow these procedures or risk serious sanctions including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures, you should consult the compliance officer.

1. Identifying inside information. Before trading for yourself or others, including investment companies or private accounts managed by a Provider, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

    (i.) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

    (ii.) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

    (a)   Report the matter immediately to the compliance officer.

    (b) Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

    (c) Do not communicate the information to anybody, other than the compliance officer.

    (d) After the compliance officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication or you will be allowed to communicate the information and then trade.

2. Personal security trading. All officers, directors, and employees of a Provider (other than officers, directors, and employees who are required to report their securities transactions to a registered investment company in accordance with a Code of Ethics) shall submit to the compliance officer, on a quarterly basis or at such lesser intervals as may be required from time to time, a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, director, or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated. The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. All officers, directors, and employees must also instruct their brokers to supply the compliance officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

3. Restricting access to material nonpublic information. Any information in your possession that you identify as material and nonpublic may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

4. Resolving issues concerning insider trading. If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the compliance office before trading or communicating the information to anyone.


                       SECTION III.  SUPERVISION

The role of the compliance officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications: (1) the prevention of insider trading, and (2) the detection of insider trading.

1.  Prevention of insider trading:

To prevent insider trading, the compliance officer should:

    (a)   answer promptly any questions regarding the Statement on Insider
          Trading;

    (b) resolve issues of whether information received by an officer, director, or employee is material and nonpublic;

    (c) review and ensure that officers, directors, and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and

    (d) when it has been determined that an officer, director, or employee has material nonpublic information,

      (i) implement measures to prevent dissemination of such information, and

      (ii) if necessary, restrict officers, directors, and employees from trading the securities.

2.  Detection of insider trading:

To detect insider trading, the compliance officer should:

    (a) review the trading activity reports filed by each officer, director, and employee to ensure no trading took place in securities in which the Provider has material nonpublic information;

    (b) review the trading activity of the mutual funds managed by the investment adviser and the mutual funds for which the broker-dealer acts as principal underwriter; and

    (c) coordinate, if necessary, the review of such reports with other appropriate officers, directors, or employees of a Provider and the Fund.

3.  Special reports to management:

Promptly upon learning of a potential violation of the Statement on Insider Trading, the compliance officer must prepare a written report to management of the Provider and provide a copy of such report to the Board providing full details and recommendations for further action.

4.  Annual reports:

On an annual basis, the compliance officer of each Provider will prepare a written report to the management of the Provider and provide a copy of such report to the Board setting forth the following:

    (a) a summary of the existing procedures to detect and prevent insider trading;

    (b) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

    (c) an evaluation of the current procedures and any recommendations for improvement.


                                                                  Exhibit B


                        INTEGRITY MUTUAL FUNDS

                            CODE OF ETHICS

                            INITIAL REPORT


To the Compliance Officer of Integrity Mutual Funds:

1. I hereby acknowledge receipt of a copy of the Code of Ethics for Integrity Mutual Funds.

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Fund Personnel."

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Integrity Mutual Funds, such as any economic relationship between my transactions and securities held or to be acquired by Integrity Mutual Funds.







As of the date below, I had a direct or indirect beneficial ownership in the following securities:

                                                            Type of Interest
Name of Security              Number of Shares           (Direct or Indirect)
----------------              ----------------           --------------------




Date:_________________          Signature:__________________________________
                                Print Name:_________________________________


                                                              Exhibit C

                         INTEGRITY MUTUAL FUNDS
                             CODE OF ETHICS
                              ANNUAL REPORT

1.   To the Compliance Officer of Integrity Mutual Funds:

2. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of "Fund Personnel." I hereby certify that during the year ended December 31, 1999, I have complied with requirements of the Code, and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Integrity Mutual Funds, such as any economic relationship between my transactions and securities held or to be acquired by Integrity Mutual Funds.









As of December 31, 1999, I had a direct or indirect beneficial ownership in the following securities:

                                                    Type of Interest
Name of Security          Number of Shares        (Direct or Indirect)
----------------          ----------------        --------------------








Date:______________       Signature:__________________________________
                          Print Name:_________________________________


                                                        Exhibit D

                      INTEGRITY MUTUAL FUNDS
                   Securities Transactions Report
            For the Calendar Quarter Ended: March 31, 2000
          To the Compliance Officer of Integrity Mutual Funds:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Integrity Mutual Funds.

Security        Date of            No. of               Dollar Amount          Nature of         Price      Broker/Dealer
              Transaction          Shares                of Transaction       Transaction                      Or Bank
                                                                                                             Through Whom
                                                                               (buy, sell,                      Effected
                                                                                   etc.)
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This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Integrity Mutual Funds, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Integrity Mutual Funds.

Date: ________________      Signature:  _______________________________________

                            Print Name:________________________________________


                                                             Exhibit E


        REPORTABLE SECURITIES AND SECURITIES REQUIRING PRE-CLEARANCE

The following table is provided to illustrate the types of securities that are considered to be "reportable securities" and/or "securities requiring pre-clearance." This table is not to be considered an all inclusive list of the types of transactions that are required to be reported and/or pre-cleared and any questions should be directed to the Compliance Officer or (his/her designee) when clarification is necessary.


                 Types of Securities                          Reportable                Securities Requiring
                                                              Securities                   Pre-Clearance
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Municipal bonds, notes and debentures                             Yes                            Yes
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Corporate bonds, notes and debentures                             Yes                            Yes
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Securities issued or guaranteed by the U.S. Government, its
agencies or instrumentalities                                     No                             No
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Money market instruments (bankers' acceptances, CD's
or repurchase agreements)                                         No                             No
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Securities issued by open-end investment companies and UIT's      No                             No
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Securities issued by closed-end investment companies              No                             No
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Securities and stock options issued by ND Holdings, Inc.
or its subsidiaries, if any                                       Yes                            No
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Options on a stock market index, foreign currency, etc.           Yes                            No
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Unregistered or private placement securities                      Yes                            Yes
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Variable annuities issued by insurance company
separate accounts                                                 No                             No
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Securities issued or guaranteed by any foreign government,
its agencies or instrumentalities                                 No                             No
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All securities not previously mentioned, including
but not limited to:
-equity stock (common, preferred and options)
-foreign securities
-limited partnership interests
-rights and warrants
-securities acquired through exercise of rights,
warrants and options
-securities acquired upon mergers, recapitalizations or
non-volitional transactions                                       Yes                           No
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